Exhibit 23.2

Barristers & Solicitors

Goodmans LLP	Bay Adelaide Centre - West Tower 333 Bay Street, Suite 3400 Toronto, Ontario M5H 2S7
Telephone: 416.979.2211 Facsimile: 416.979.1234 goodmans.ca

April 15, 2021

To: The United States Securities and Exchange Commission (the “Commission”)

Brookfield BRP Holdings (Canada) Inc. (the “Company”)

We refer to the registration statement on Form F-3ASR filed by the Company, Brookfield Renewable Partners L.P., Brookfield Renewable Energy L.P., BRP Bermuda Holdings I Limited, Brookfield BRP Europe Holdings (Bermuda) Limited, Brookfield Renewable Investments Limited and BEP Subco Inc. (File Nos. 333-225119, 333-225119-01, 333-225119-02, 333-225119-03, 333-225119-04, 333-225119-05 and 333-225119-06), which became automatically effective upon filing with the Commission on April 8, 2021.

In connection with the prospectus supplement of the Company dated April 8, 2021 (the “Prospectus Supplement”), we consent to the reference to our firm’s name under the heading “Legal Matters”, and consent to the use of our firm’s name and reference to our opinion under the heading “Certain Canadian Income Tax Considerations”.

Yours truly,

/s/ Goodmans LLP

Goodmans LLP